Exhibit 99.1

AGREEMENT

This Agreement is entered into as of March 8, 2011 (including the exhibit hereto, the “Agreement”), by and among Arthur D. Lipson, Robert Ferguson, Scott Franzblau, Western Investment LLC, Western Investment Hedged Partners L.P., Western Investment Activism Partners LLC, Western Investment Total Return Partners L.P., Western Investment Total Return Fund Ltd., Benchmark Plus Institutional Partners L.L.C. and Benchmark Plus Management, L.L.C., and all of their respective directors, officers and Affiliates (as defined herein) (collectively, “Western”) and LMP Capital and Income Fund Inc. (“SCD” and together with Western, the “Parties” and individually a “Party”).

WHEREAS, SCD is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Western is the beneficial owner of 2,978,246 shares of common stock of SCD representing approximately 9.9% of the outstanding shares of common stock of SCD;

WHEREAS, SCD has scheduled a regular annual meeting of shareholders to be held on April 29, 2011 (the “Annual Meeting”) at which the current Board of Directors (the “Board”) of SCD will nominate Riordan Roett and Jeswald W. Salacuse to be elected as Class III Directors of SCD (the “SCD Director Slate”) and to transact such other business as may properly come before the Annual Meeting;

WHEREAS, Western has submitted a shareholder proposal to declassify the Board for consideration at the Annual Meeting (the “Shareholder Proposal”), advised SCD that Western may nominate candidates for election to the Board and indicated that Western intends to solicit proxies from shareholders of SCD in support of the Shareholder Proposal and in support of the election of other candidates as Directors of SCD; and

WHEREAS, SCD and Western believe it is in their mutual interests for the Board to take action to attempt to reduce the discount to net asset value at which the Fund’s common shares trade and to avoid the continued expense and inconvenience related to the Shareholder Proposal and the possibility of a contested SCD Director Slate;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

Section 1.      Support of Management Proxy Solicitation

1.1                                 Western represents and warrants that Western will (a) withdraw the Stockholder Proposal from consideration at the Annual Meeting; (b) appear at the Annual Meeting (or at any postponement or adjournment thereof) or otherwise cause all shares beneficially owned by Western as of the close of business on March 1, 2011 (the “Record Date”) for the Annual Meeting to be counted as present thereat for purposes of calculating a quorum; (c) vote or cause to be voted at the Annual Meeting all of the shares beneficially owned by Western as of the Record Date for the Annual Meeting (i) in favor of the SCD Director Slate and (ii) against any proposal made in opposition to, or in competition or inconsistent with, the SCD Director Slate; (d) generally cooperate with SCD in the approval of the SCD Director Slate and the rejection of the Shareholder Proposal; and (e) vote or cause to be voted at the Annual Meeting all of the shares beneficially owned by Western as of the Record Date for the Annual Meeting against the proposal submitted by Robert H. Daniels that the Board initiate a self-tender.

Section 2.      Tenders by SCD

2.1                                 On the basis of the representations, warranties and agreements set forth herein and subject to performance by Western of its covenants and other obligations hereunder and the other conditions set forth herein:

(a)                                  SCD hereby covenants and agrees to commence a tender offer on or about June 1, 2011 (the “Initial Tender Offer”) for up to 30% of the then outstanding common shares of SCD at a price equal to at least 98% of the net asset value of SCD’s common shares as determined as of the close of the regular trading session of the New York Stock Exchange on the date the Initial Tender Offer expires.  The Initial Tender Offer shall expire on or before June 30, 2011; provided that the Initial Tender Offer may be extended if required by law.

(b)                                 SCD hereby covenants and agrees to commence a tender offer (the “First Conditional Tender Offer”) for up to 5% of the then outstanding common shares of SCD at a price equal to at least 98% of the net asset value of SCD’s common shares as determined as of the close of regular trading on the New York Stock Exchange on the date the First Conditional Tender Offer expires, if during the period from July 20, 2011 through August 19, 2011  (the “First Conditional Tender Offer Test Period”), the common shares of SCD have traded at a market price that represents an average daily discount from net asset value of more than 5% during the First Conditional Tender Offer Test Period (calculated as described in Section 2.2 below).  If required to commence a tender offer pursuant to this section, SCD will commence the First Conditional Tender Offer on or about September 1, 2011.

(c)                                  SCD hereby covenants and agrees to commence a tender offer (the “Second Conditional Tender Offer”) for up to 5% of the then outstanding common shares of SCD at a price equal to at least 98% of the net asset value of SCD’s common shares as determined as of the close of regular trading on the New York Stock Exchange on the date the Second Conditional Tender Offer expires, if during the period from October 19, 2011 through November 18, 2011  (the “Second Conditional Tender Offer Test Period”), the common shares of SCD have traded at a market price that represents an average daily discount from net asset value of more than 5% during the Second Conditional Tender Offer Test Period (calculated as described in Section 2.2 below).  If required to commence the Second Conditional Tender Offer, SCD will commence the Second Conditional Tender Offer on or about December 1, 2011.

(d)                                 SCD hereby covenants and agrees to commence a tender offer (the “Third Conditional Tender Offer”) for up to 5% of the then outstanding common shares of SCD at a price equal to at least 98% of the net asset value of SCD’s common shares as determined as of the close of regular trading on the New York Stock Exchange on the date the Second Conditional Tender Offer expires, if during the period from January 19, 2012 through February 18, 2012  (the “Third Conditional Tender Offer Test Period” and together with the First Conditional Tender Offer Test Period and the Second Conditional Tender Offer Test Period, the “Test Periods”), the common shares of SCD have traded at a market price that represents an average daily discount from net asset value of more than 5% during the Third Conditional Tender Offer Test Period (calculated as described in Section 2.2 below).  If required to commence the Third Conditional Tender Offer, SCD will commence the Third Conditional Tender Offer on or about March 1, 2012.

Each such tender offer is referred to as a “Tender” and such tender offers are collectively referred to herein as the “Tenders.”  Each Tender shall expire twenty business days following its respective date of commencement; provided that the Tender may be extended if required by law.

2.2                                 SCD will determine the average of SCD’s daily premium or discount to net asset value for each trading day in the applicable Test Period by computing the percentage difference between the net asset value and the volume-weighted average price (“VWAP”) of SCD on each trading day during such Test Period and calculating the simple average of all such daily determinations.  SCD shall perform such calculations as soon as practicable after the applicable Test Period in good faith and on a consistent basis using SCD’s published daily net asset value calculations and the VWAP on each day the NYSE is open for trading during the applicable Test Period.  The VWAP shall be the price as displayed under the heading “Bloomberg VWAP” for SCD.

2.3                                 If the average of SCD’s VWAP to net asset value for any applicable Test Period (calculated as described in Section 2.2 above) is 5% or less during any Test Period, SCD will not be required to conduct any subsequent Tenders.

2.4                                 Although the Board of SCD has committed to the Tenders under the circumstances set forth above, SCD will not commence a Tender or accept tenders of SCD’s common shares during any period when (a) such transactions, if consummated, would: (i) result in the delisting of SCD’s shares from the New York Stock Exchange or (ii) impair SCD’s status as a regulated investment company under the Internal Revenue Code of 1986, as amended (which would make SCD a taxable entity, causing SCD’s income to be taxed at the fund level in addition to the taxation of shareholders who receive distributions from SCD); (b) there is any (i) legal or regulatory action or proceeding instituted or threatened challenging such transaction, (ii) suspension of or limitation on prices for trading securities generally on the New York Stock Exchange or other national securities exchange(s), or the National Association of Securities Dealers Automated Quotation System (“NASDAQ’’) National Market System, (iii) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States or New York State or (iv) limitation affecting SCD imposed by federal or state authorities on the extension of credit by lending institutions; or (c) the Board of SCD determines in good faith that effecting any such transaction would constitute a breach of its fiduciary duty owed to SCD or its shareholders.  SCD will commence any Tender delayed by the pendency of any of the above described events within 30 days of the termination of such delaying event.

Section 3.      Additional Agreements.

3.1                                 Western covenants and agrees that during the period from the date of this Agreement through March 8, 2013 (the “Effective Period”) it will not, and will cause its Affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended (the “1933 Act”)) not to, directly or indirectly, alone or in concert with others, unless specifically requested in writing by the Chairman or President of SCD or any Legg Mason-affiliated fund (as defined below), as the case may be,  or by a resolution of a majority of the Board of SCD or any Legg Mason-affiliated fund, as the case may be, take any of the actions set forth below:

(a)           effect, seek, offer, engage in, propose (whether publicly or otherwise) or cause or participate in, or assist any other person to effect, seek, engage in, offer or propose (whether publicly or otherwise) or participate in (other than as specifically contemplated by this Agreement) any “solicitation” of “proxies” (as such terms are defined in the rules and regulations promulgated under the 1934 Act but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”), whether or not relating to the election or removal of directors, with respect to any closed-end investment company advised by Legg Mason Partners Fund Advisor, LLC, Royce & Associates, LLC, Western Asset Management Company or any other affiliate of Legg Mason Inc. (the “Legg Mason-affiliated funds”) or any action resulting in Western or any of its Affiliates becoming a “participant” in any “election contest” (as such terms are defined in the rules and regulations promulgated under the 1934 Act) with respect to any Legg Mason-affiliated fund;

(b)           propose any matter for submission to a vote of stockholders of any Legg Mason-affiliated fund;

(c)           except as specifically contemplated by this Agreement, grant any other proxy with respect to any securities of any Legg Mason-affiliated fund;

(d)           except as specifically contemplated by this Agreement, form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any securities of any Legg Mason-affiliated fund or deposit any securities of any Legg Mason-affiliated fund in a voting trust or subject any securities of any Legg Mason-affiliated fund to any arrangement or agreement with respect to the voting of such securities or other agreement having similar effect;

(e)           seek, alone or in concert with others, (i) to call a meeting of stockholders of any Legg Mason-affiliated fund, (ii) representation on the Board of Directors of any Legg Mason-affiliated fund, (iii) the removal of any member of the Board of Directors of any Legg Mason-affiliated fund, or (iv) to control or influence the management or policies of any Legg Mason-affiliated fund; or

(f)            except as specifically contemplated by this Agreement, enter into any discussions, negotiations, arrangements or understandings with any person with respect to any of the foregoing, or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing.

3.2                                 Western covenants and agrees that during the Effective Period, it will, and will cause its Affiliates to:

(a)           withdraw any proposals submitted to a vote of stockholders of any Legg Mason-affiliated fund, including pending proposals submitted prior to the Effective Period;

(b)           appear at any annual or special meeting of stockholders of any Legg Mason-affiliated fund (“Legg Mason stockholder meeting”) or otherwise cause all shares it beneficially owns as of the record date for such meeting to be counted as present thereat for purposes of a quorum;

(c)           vote or cause to be voted at the Legg Mason stockholder meeting all of the shares it beneficially owns as of the record date for such meeting (i) in favor of and in accordance with the recommendation of the Board of Directors of the applicable Legg Mason-affiliated fund (the “Legg Mason Board”) and (ii) against any proposal made in opposition to, or in competition or inconsistent with, the recommendation of the Legg Mason Board; and

(d)           generally cooperate with the Legg Mason Board.

Section 4.      Press Release; Public Statements.

4.1                                 Western and SCD agree that within one business day of the date of this Agreement, SCD will issue a press release announcing the determination of the Board to commence the Tenders, subject to the other conditions set forth herein, in substantially the form attached as Exhibit A hereto.  The Parties acknowledge and agree that this Agreement will be filed as an exhibit to the Schedule 13D, as amended, relating to SCD filed by Western.

Section 5.      Fees, Costs and Expenses.

5.1                                 Each Party hereto will pay, or cause to be paid, its own fees, costs and expenses incident to this Agreement and the transactions contemplated herein.

Section 6.      Miscellaneous

6.1                                 Remedies.  Each Party hereto hereby acknowledges and agrees that irreparable harm will occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties will be entitled to seek specific performance hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provision hereof in any state or federal court in the State and County of New York, in addition to any other remedy to which they may be entitled at law or in equity.  Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.  All rights and remedies under this Agreement are cumulative, not exclusive, and will be in addition to all rights and remedies available to any Party at law or in equity.

6.2                                 Jurisdiction; Venue; Waiver of Jury Trial.  The Parties hereto hereby irrevocably and unconditionally consent to and submit to the jurisdiction of the state or federal courts in the State and County of New York for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  The Parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, or the transactions contemplated hereby, in the state or federal courts in the State and County of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Each of Western and SCD waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

6.3                                 Entire Agreement.  This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the Parties hereto.  This Agreement supersedes all previous negotiations, representations and discussions by the Parties hereto concerning the subject matter hereof, and integrates the whole of all of their agreements and understanding concerning same.  No prior oral representations or undertakings concerning the subject matter hereof will operate to amend, supersede, or replace any of the terms or conditions set forth in this Agreement, nor will they be relied upon.

6.4                                 Section Headings.  Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

6.5                                 Notice.   All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto will be validly given, made or served, if in writing and sent by U.S. certified mail, return receipt requested, or by overnight courier service to:

If to SCD, to:

LMP Capital and Income Fund Inc.

55 Water Street

New York, NY 10041

with copies to (which copies shall not constitute notice):

Robert I. Frenkel, Esq.

Secretary

c/o Legg Mason & Co., LLC

300 First Stamford Place, 4th Floor

Stamford, CT 06902

Fax:  (203) 961-4648

and

Sarah E. Cogan, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Fax: (212) 455-2502

If to Western, to:

Arthur D. Lipson

Western Investment Hedged Partners L.P.

7050 S. Union Park Center, Suite 590

Midvale, Utah 84047

with a copy to (which copy shall not constitute notice):

Adam Finerman, Esq.

Olshan Grundman Frome Rosenzweig & Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, NY 10002

Fax:  (212) 451-2222

6.6                                 Severability.  Any provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provisions of this Agreement in any other jurisdiction.  In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any such term, provision, covenant or restriction that is held invalid, void or unenforceable by a court of competent jurisdiction.

6.7                                 Governing Law.  This Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York.

6.8                                 Binding Effect; No Assignment.  This Agreement will be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Parties hereto.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties hereto, or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.  No Party to this Agreement may, directly or indirectly, assign its rights or delegate its obligations hereunder (whether voluntarily, involuntarily, or by operation of law) without the prior written consent of the other Party.  Any such attempted assignment will be null and void.

6.9                                 Amendments; Waivers.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Parties hereto, and no provision hereof may be waived other than by an instrument in writing signed by the Party against whom enforcement is sought.

6.10                           Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[signatures appear on next page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

LMP CAPITAL AND INCOME FUND INC.

By:	/s/ R. Jay Gerken
Name: R. Jay Gerken
Title: Chairman, President and Chief Executive Officer

WESTERN INVESTMENT LLC

By:	/s/ Arthur D. Lipson
	Name:	Arthur D. Lipson
	Title:	Managing Member

WESTERN INVESTMENT HEDGED PARTNERS L.P.

By:	Western Investment LLC
General Partner

By:	/s/ Arthur D. Lipson
	Name:	Arthur D. Lipson
	Title:	Managing Member

WESTERN INVESTMENT ACTIVISM PARTNERS LLC

By:	Western Investment LLC
Managing Member

By:	/s/ Arthur D. Lipson
	Name:	Arthur D. Lipson
	Title:	Managing Member

WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.

By:	Western Investment LLC
General Partner

By:	/s/ Arthur D. Lipson
	Name:	Arthur D. Lipson
	Title:	Managing Member

WESTERN INVESTMENT TOTAL RETURN FUND LTD.

By:	Western Investment LLC
Investment Manager

By:	/s/ Arthur D. Lipson
	Name:	Arthur D. Lipson
	Title:	Managing Member

/s/ Arthur D. Lipson
ARTHUR D. LIPSON

BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.

By:	Benchmark Plus Management, L.L.C.
Managing Member

By:	/s/ Robert Ferguson
	Name:	Robert Ferguson
	Title:	Principal

BENCHMARK PLUS MANAGEMENT, L.L.C.

By:	/s/ Robert Ferguson
	Name:	Robert Ferguson
	Title:	Principal

/s/ Robert Ferguson
ROBERT FERGUSON

/s/ Scott Franzblau
SCOTT FRANZBLAU

Exhibit A

LMP Capital and Income Fund Inc. Announces Tender Offer

Program

NEW YORK — (Business Wire) — March 9, 2011  LMP Capital and Income Fund Inc. (NYSE: SCD) announced today that the Fund’s Board of Directors has approved a tender offer for up to 30% of the Fund’s outstanding shares of common stock.  In addition, upon the prior occurrence of certain events as set forth below as well as certain other terms and conditions, the Fund’s Board of Directors has also approved three subsequent quarterly conditional tender offers of up to 5% of the outstanding shares of common stock. All tender offers will be conducted as a price equal to at least 98% of the net asset value per share on the dates the tender offers expire.

The Fund intends to commence its initial tender offer of up to 30% of the outstanding shares of common stock on or about June 1, 2011 with the expiration date anticipated on or about June 30, 2011.

The Fund’s three subsequent tender offers are conditioned on the failure to meet certain threshold requirements related to the discount at which the Fund’s shares trade from their net asset value during a 30-calendar day measuring period (“measuring period”). If the Fund’s shares have traded at a market price that represents an average daily discount from net asset value of more than 5%, the Fund will commence a tender offer on the first day of the month following the end of the measuring period for up to 5% of outstanding common stock at a price equal to at least 98% of the Fund’s net asset value per share on the date each of these three respective tender offers expires.  The measuring periods for the three conditional tenders will be July 20 to August 19, 2011, October 19 to November 18, 2011 and January 19 to February 18, 2012, respectively.  The average of the Fund’s daily premium or discount to net asset value for each trading day in the applicable measuring period will be the percentage difference between the net asset value and the volume-weighted average price (VWAP) of the Fund on each trading day during such measuring period.

If the Fund’s market price is discounted to its net asset value per share by 5% or less during the measuring period, the Fund will not commence a tender offer during that quarter or in any subsequent quarters.

Further information about the initial tender offer, and any subsequent tender offers, will be announced by press release. The tender offers will be made and shareholders will be notified in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, either by publication or mailing or both.

The Fund also announced that, pursuant to a previously announced repurchase program of up to 1,000,000 shares of the Fund’s common stock, the Fund may repurchase shares of its common stock in the open market, including during measuring periods for the conditional tenders, if it is deemed to be in the best interests of the Fund’s shareholders.

LMP Capital and Income Fund Inc. is a non-diversified closed-end investment management company traded on the New York Stock Exchange under the symbol “SCD.”  It is advised by Legg Mason Partners Fund Advisor, LLC, a wholly owned subsidiary of Legg Mason, Inc. and is sub-advised by ClearBridge Advisors, LLC and Western Asset Management Company, affiliates of the adviser.

You may contact the Fund at 1-888-777-0102 for additional information such as the Fund’s net asset value per share, market price and other information, or consult the Fund’s web site at www.leggmason.com/cef.

Data and commentary provided in this press release are for informational purposes only. Legg Mason and its affiliates do not engage in selling shares of the Fund.

The tender offers will be made, and the shareholders of the Fund will be notified, in accordance with the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and other applicable rules and regulations. The tender offers described in this announcement have not yet commenced. This announcement is not an offer to purchase or a solicitation of an offer to buy shares of the Fund. The tender offers will be made only by an Offer to Purchase for Cash and the related Letter of Transmittal. As soon as each tender offer commences, the Fund will file a tender offer statement with the SEC.  SHAREHOLDERS OF THE FUND SHOULD READ THESE DOCUMENTS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Documents filed with the SEC are available to investors for free at the SEC’s website (http://www.sec.gov).

This press release may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. Such forward-looking statements are based on the Fund’s current plans and expectations, and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Additional information concerning such risks and uncertainties are contained in the Fund’s filings with the Securities and Exchange Commission.

Brenda Grandell, Director, Closed-End Funds, Legg Mason & Co. LLC, 212-857-8087